As filed with the Securities and Exchange Commission on November 19, 2010
 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

POZEN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1657552
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

POZEN Inc. 2010 Omnibus Equity Compensation Plan
(Full Title of the Plan)

John R. Plachetka, Pharm.D.
Chairman and Chief Executive Officer
POZEN Inc.
1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina 27517
(Name and Address of Agent For Service)

(919) 913-1030
(Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Andrew P. Gilbert, Esq.
DLA Piper LLP (US)
300 Campus Drive, Suite 100
Florham Park, New Jersey 07932
(973) 520-2553

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer ☒
Non-accelerated filer 	Smaller reporting company 

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	7,452,327 shares	$6.56	$48,887,265	$3,487
_______
(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the POZEN Inc. 2010 Omnibus Equity Compensation Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by POZEN Inc., which results in an increase in the number of the outstanding shares of common stock of POZEN Inc.  This registration statement also relates to an indeterminate amount of interests in such plan.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the reported high and low sales prices per share of the common stock of POZEN Inc. on November 16, 2010, as reported by the NASDAQ Global Market.  Pursuant to Rule 457(h)(2) of the Securities Act of 1933, as amended, no separate registration fee is required with respect to the plan interests.

PART I

Information Required in the Section 10(a) Prospectus

As permitted by the rules of the Securities and Exchange Commission, referred to herein as the Commission, under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 omits the information specified in Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3.                      Incorporation of Documents by Reference

POZEN Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement on Form S-8 (the “Registration Statement”) the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 9, 2010, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which there is set forth the audited financial statements for the Registrant’s fiscal year ended December 31, 2009;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010; and

(c)
The description of the Registrant’s outstanding common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on October 6, 2000, including any amendment or report filed for the purpose of updating the description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities

Not applicable.

Item 5.                      Interests of Named Experts and Counsel

Not applicable.

Item 6.                      Indemnification of Directors and Officers

Our certificate of incorporation provides that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of POZEN Inc. or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If we do not pay a proper claim for indemnification in full within 60 days after we receive a written claim for such indemnification, the certificate of incorporation and our bylaws authorize the claimant to bring an action against us and prescribe what constitutes a defense to such action.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article VIII of our certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Any underwriting agreements that we may enter into will likely provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 7.                      Exemption from Registration Claimed

Not applicable.

Item 8.                      Exhibits

Exhibit Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to the same-numbered exhibit of the Registrant’s Registration Statement on Form S-1, No. 333-35930).
3.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to the same-numbered exhibit of the Registrant’s Registration Statement on Form S-1, No. 333-35930).
3.3	Certificate of Designations of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 12, 2005).
5.1	Opinion of DLA Piper LLP (US), counsel to Registrant.
10.1	POZEN Inc. 2010 Omnibus Equity Compensation Plan (Incorporate by reference to exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages of this Registration Statement).

Item 9.                      Undertakings

A.           The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”),

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2)
that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

B.           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina, on this 19th day of November, 2010.

POZEN Inc.

/s/ John R. Plachetka	President and Chief Executive Officer (Principal executive officer)
John R. Plachetka

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of POZEN Inc., hereby severally constitute and appoint John R. Plachetka and William L. Hodges, our true and lawful attorneys, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable POZEN Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ JOHN R. PLACHETKA	President and Chief Executive Officer (principal executive officer)	November 19, 2010
John R. Plachetka

By:	/s/ WILLIAM L. HODGES	Senior Vice President Finance and Administration and Chief Financial Officer (principal financial officer)	November 19, 2010
William L. Hodges

By:	/s/ JOHN E. BARNHARDT	Vice President, Finance and Administration (principal accounting officer)	November 19, 2010
John E. Barnhardt

By:	/s/ ARTHUR S. KIRSCH	Director	November 19, 2010
Arthur S. Kirsch

By:	/s/ ANGELA M. LARSON	Director	November 19, 2010
Angela M. Larson

By:	/s/ KENNETH B. LEE, JR.	Director	November 19, 2010
Kenneth B. Lee, Jr.

By:	/s/ JAMES J. MAUZEY	Director	November 19, 2010
James J. Mauzey

By:	/s/ JACQUES F. REJEANGE	Director	November 19, 2010
Jacques F. Rejeange

By:	/s/ NEAL F. FOWLER	Director	November 19, 2010
Neal F. Fowler

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

EXHIBITS

TO

FORM S-8

UNDER THE

SECURITIES ACT OF 1933

POZEN INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to the same-numbered exhibit of the Registrant’s Registration Statement on Form S-1, No. 333-35930).
3.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to the same-numbered exhibit of the Registrant’s Registration Statement on Form S-1, No. 333-35930).
3.3	Certificate of Designations of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 12, 2005).
5.1	Opinion of DLA Piper LLP (US), counsel to Registrant.
10.1	POZEN Inc. 2010 Omnibus Equity Compensation Plan (Incorporate by reference to exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages of this Registration Statement).